For period ending 3-31-97
File Number 811-4767


Item 77.O         Transactions effected pursuant to Rule 10f-3.

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         The following Rule 10f-3 transactions were effected by the Heritage Income-Growth Trust:
                                                 Date                                 Securities
                                    Date of    offering     Purchase                   acquired             Amount        Total
            Security:              Purchase:   commenced:    price:    Commission:       from:             purchased:   Offering:

1.       Arden Realty              10/03/96    10/04/96     20.00      $15.60        Lehman               $400,000     $377,000,000

2.       Security Capital
         Atlantic                  10/14/96    10/15/96     24.00      $ 0.90        Goldman Sachs        $240,000     $104,000,000

3.       Prentiss Properties       10/17/96    10/17/96     20.00      $ 0.78        Lehman               $200,000     $120,000,000

4.       Meridian Industrial
         Trust                     11/19/96    11/20/96     18.25      $ 0.56        Prudential           $456,250     $ 62,050,000

5.       Highwoods
         Properties, Inc.          12/05/96    12/06/96     29.50      $ 0.30        Merrill Lynch        $590,000     $ 66,375,000

6.       Physicians Resource
         Group                     12/06/96    12/06/96     100.00     $15.00        Smith Barney         $500,000     $125,000,000
                                                                                     Everen, J.P.

7.       Kilroy Realty             01/28/97    01/29/97     23.00      $ 0.85        Morgan, Prudential   $264,500     $300,000,000

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